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                                                                     EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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                                                              JURISDICTION OF
SUBSIDIARY                                                     INCORPORATION
----------                                                    ---------------
Danapak Riverwood Multipack A/S                                        Denmark
Fiskeby Board AB                                                        Sweden
Fiskeby Board A/S                                                      Denmark
Fiskeby Board Ltd                                               United Kingdom
Fiskeby Holding AB                                                      Sweden
Igaras Argentina S.A                                                 Argentina
Igaras Papeis e Embalagens S.A                                          Brazil
Igaras Servicos Florestais Ltda                                         Brazil
New Materials Limited                                           United Kingdom
Rengo Riverwood Packaging, Ltd                                           Japan
RIC Holding, Inc                                                      Delaware
Riverwood Brazilian Investments, Inc.                                 Delaware
Riverwood Cartons Pty. Ltd.                                          Australia
Riverwood do Brasil Ltda                                                Brazil
Riverwood Espana, S.A                                                    Spain
Riverwood International Asia Pacific Limited                         Hong Kong
Riverwood International Asia Pte Ltd.                                Singapore
Riverwood International Australia Pty. Ltd.                          Australia
Riverwood International B.V                                        Netherlands
Riverwood International Corporation                                   Delaware
Riverwood International Corporation Philanthropic Fund                Delaware
Riverwood International (Cyprus) Limited                                Cyprus
Riverwood International Enterprises, Inc.                             Delaware
Riverwood International (Europe) S.A                                   Belgium
Riverwood International France S.A                                      France
Riverwood International Japan, Ltd.                                      Japan
Riverwood International Limited                                 United Kingdom
Riverwood International Machinery, Inc.                               Delaware
Riverwood International Mexicana, S. de R.L. de C.V                     Mexico
Riverwood International Pension Trustee Company Ltd.            United Kingdom
Riverwood International, S.A                                            France
Riverwood International S.p.A                                            Italy
Riverwood Mehrstruckverpackung G.m.b.H                                 Germany
Riverwood Swedish Investments, Inc.                                   Delaware
Slevin South Company                                                  Arkansas
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